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Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

January 28, 2011

Lone Pine Resources Inc.
645-7 Avenue SW
Suite 2500
Calgary, Alberta
Canada T2P 4G8

Ladies and Gentlemen:

        We hereby consent to the references to DeGolyer and MacNaughton as the independent petroleum engineering firm in the Prospectus Summary, Business, and Experts sections in Amendment No. 1 to the Registration Statement on Form S-1 (the "Registration Statement") of Lone Pine Resources Inc. to be filed with the United States Securities and Exchange Commission on or about January 31, 2011, and to the inclusion of information regarding our review of Forest Oil Corporation's estimates of reserves contained in our report dated January 20, 2010 with respect to our audit of net proved crude oil, condensate, natural gas liquids, and natural gas reserves of Canadian Forest Oil Ltd. as of December 31, 2009. We further consent to the inclusion of our report dated January 20, 2010 as an exhibit to the Registration Statement.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

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  Exhibit 23.3